UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2008

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2008, CTC Media, Inc. (the “Company”) announced that Anton Kudryashov had accepted its offer to serve as the Company’s Chief Executive Officer, effective August 4, 2008. Mr. Kudryashov replaces Alexander Rodnyansky who is stepping down as CEO.  Mr. Rodnyansky will remain President of the Company and will become a member of its Board of Directors.

Mr. Kudryashov, age 40, started his professional career with the international investment bank Credit Suisse First Boston. Later, he became one of the founding partners of Renaissance Capital, a Moscow-based investment bank. During his career, Mr. Kudryashov has also held senior executive positions in insurance and private equity. In 2002-2003, he served as restructuring CEO of NTV-Plus.  In 1998, Mr. Kudryashov founded the Russian publishing company, Afisha Publishing House, and was the chairman of its board until 2006. Mr. Kudryashov is a graduate in Economics from Moscow Finance Institute and did his post-graduate studies at London School of Economics.

Mr. Kudryashov and the Company entered into an employment letter agreement on June 19, 2008 (the “Letter Agreement”) setting out the material terms of Mr. Kudryashov’s employment with the Company.  Pursuant to the Letter Agreement, the Company will pay Mr. Kudryashov an annual salary of $660,000 through December 31, 2009 at which time his annual salary will increase to $750,000.  Mr. Kudryashov will also be eligible for a discretionary bonus of up to $400,000 each year, subject to the achievement of performance objectives to be set by the Board of Directors or a committee thereof. Both his annual salary and bonus amounts will be pro-rated for 2008 given his August 4, 2008 start date and will be Russian ruble-denominated on the basis of the exchange rate prevailing on his start date.   Additionally, the Company has agreed to provide Mr. Kudryashov with exclusive use of a car and driver and to reimburse him for up to $1 million in out-of-pocket expenses incurred in connection with relocating himself and his family to Moscow.

Under the Letter Agreement, the Company has agreed to grant to Mr. Kudryashov on August 4, 2008 an inducement option to purchase up to 3,042,482 shares of the Company’s common stock.  The option will be in three tranches.   The first tranche will be an option to purchase 1,521,241 shares of common stock and will vest as to 507,081 shares on the first anniversary of Mr. Kudryashov’s start date and as to an additional 126,770 shares at the end of each of the immediately following eight quarters. The exercise price for these option shares will be the average of the official close price per share of the common stock, as reported by Nasdaq and as measured over the 20 trading days before grant.

The second tranche will be an option to purchase up to 760,621 shares of common stock.  That option will be further divided into three equal sub-tranches where vesting is subject to the Company achieving revenue growth in 2009, 2010 and 2011 that exceeds by five percentage points the growth in the size of the Russian television advertising market in those years.  Upon achieving the revenue objective for any relevant year, the option shares for that sub-tranche will vest immediately as to one-third of the shares and in two equal installments over the next two years.  If the revenue objective for any one year is not achieved then the applicable option shares for that year shall not vest; provided, however, that if on a cumulative basis over the relevant years the compound annual growth rate of the Company’s revenues exceeds by five percentage points the compound annual growth rate of the Russian television advertising market, the option shares applicable to the earlier revenue objective will commence vesting from the year in which such cumulative revenue objective is achieved. The exercise price for these option shares will be the official close price per share of the common stock on January 2, 2009, as reported by Nasdaq.

The third tranche will be an option for up to 760,620 shares of common stock. That option will be further divided into three equal sub-tranches where vesting is subject to the Company achieving a reduction in its direct operating expenses and selling, general and administrative expenses (as compared to those expenses in 2008) of 2.5%, 4.5% and 6% in 2009, 2010 and 2011, respectively, and putting into effect certain organizational objectives approved by the Board of Directors for each of such years.  Upon achieving those objectives for any year, or, with respect to the cost-lowering objective, on a cumulative basis in a later year, one-third of these option shares shall be deemed to have commenced vesting from January 1, 2009 in 12 equal quarterly installments.  The exercise price for these option shares will be the official close price per share of the common stock on January 2, 2009, as reported by Nasdaq.

The Letter Agreement contemplates that the Company and Mr. Kudryashov will enter into definitive long-form employment and option agreements.

The description of the material terms of Mr. Kudryashov’s employment with the Company is qualified in its entirety by the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto.

On June 20, 2008, the Company’s Board of Directors, as permitted by the Company’s bylaws, expanded the size of the Board to 10 members and appointed Mr. Rodnyansky to fill the new vacancy as a Class III director, subject to the condition that he agrees to amend his employment agreement to provide that he will resign from the Board if he is no longer serving as President of the Company for any reason.  As a Class III director, Mr. Rodnyansky will stand for re-election at the Company’s next annual meeting of shareholders.  At this time, the Company does not currently expect that Mr. Rodnyansky will serve on any committees of the Board.  A description of the transactions in which the Company has engaged since January 1, 2007 where Mr. Rodnyansky has an interest are described under the heading “Certain Relationships and Related Party Transactions — Related Party Transactions — Arrangements with Directors, Officers and Employees” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2008 and is herein incorporated by reference.

In connection with the expansion of the Company’s Board of Directors to 10 members, the Company and the affiliates of Modern Times Group MTG AB and Alfa group that hold the Company’s stock have agreed in principle that they will amend the existing stockholders’ agreement among them to agree to such expansion so long as Mr. Rodnyansky continues to be a member of the Board of Directors.  A detailed description of the amendment to the stockholders’ agreement will be included on a Form 8-K and filed by the Company with the Securities and Exchange Commission when it has been formally agreed and executed and a copy of the executed amendment will be filed as an exhibit to such Form 8-K.

There are no family relationships between either of Messrs. Kudryashov or Rodnyansky and any director or executive officer of the Company.

A copy of the Company’s press release, dated June 24, 2008, announcing Mr. Kudryashov’s appointment as Chief Executive Officer and Mr. Rodnyansky’s election as a member of the Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment letter agreement by and between Anton Kudryashov and CTC Media, Inc.

99.1	Press release dated June 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: June 24, 2008	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment letter agreement by and between Anton Kudryashov and CTC Media, Inc.
99.1	Press release dated June 24, 2008.